DCAP Group, Inc.
1158 Broadway
Hewlett, NY 11557
Phone: (516) 374-7600
Fax: (516) 295-7216
www.dcapgroup.com

News Release

IMMEDIATE

Investor Contact: Barry B. Goldstein DCAP Group, Inc. (516) 374-7600	Media Contact: Kenneth Zuckerberg Carlan Advisors LLC (201) 391-2370

DCAP GROUP REPORTS RECORD RESULTS FOR 2004

Hewlett, New York—March 30, 2005—DCAP Group, Inc. (NASDAQ: DCAP), the largest chain of independent storefront insurance agencies in the Northeast, today reported record net income for the full year 2004 of $1,374,364 (or $0.44 per diluted share) vs. $1,289,803 in 2003 (or $0.44 per diluted share). While revenues grew by 74% and pretax income grew by 37%, income taxes are now being provided for as the Company has substantially utilized its available net operating loss carryforward.

Key Events During 2004
•	Premium finance credit line increased to $25m from $18m (December 2004)
•	Common shares began trading on NASDAQ Small Cap Market (October 7, 2004)
•	Jack Willis elected Chief Operating Officer (September 2004)
•	One-for-five reverse stock split (August 26, 2004)

Year in Review

“While we accomplished a great deal in 2004, much of our activity does not manifest itself on our financial statements,” said Barry Goldstein, DCAP’s Chairman and CEO. “DCAP has been able to demonstrate its value to the insurance community, having delivered to our carrier partners profitable business over an extended period in a size few independent agency chains can match. Our challenge is to not only continue to grow our business, but find a way for our shareholders to be rewarded as well. Many alternative paths exist for us, and the correct choice will be the one where shareholder value drives the decision,” added Goldstein.

 Conclusion

“Last year marked the end of an intensive multi-year business transformation process for DCAP Group” added COO Jack Willis. “We consolidated several separate agency operations into the largest chain of independent storefront insurance agencies in the Northeast. Notwithstanding increasing competition among personal auto carriers, DCAP is well positioned to grow.”

Operating Highlights

	2004	2003	% Growth

Commissions and Fees	$7,126,398	$6,354,920	12%
Premium Finance Revenue	7,961,617	2,330,831	242%
Total Revenues	15,088,015	8,685,751	74%
Operating Income	1,921,188	1,255,609	53%
Net Income	1,374,364	1,289,803	7%

Per Share Information(a):
Basic EPS	0.55	0.52	6%
Diluted EPS	0.44	0.44	0%
Basic Shares Outstanding	2,501,462	2,470,690	1%
Diluted Shares Outstanding	3,225,303	2,949,261	9%
(a) Reflects one-for-five reverse stock split on August 26, 2004

About DCAP Group
DCAP Group, Inc. owns and operates the largest chain of independent storefront insurance agencies in the Northeast. Through DCAP Insurance, Barry Scott Insurance and Atlantic Insurance Agency, DCAP Group provides automobile insurance (and to a lesser extent, motorcycle and homeowners), enhanced by complimentary premium financing capabilities, to retail customers in New York, New Jersey, and Pennsylvania. Other products include automobile club service for roadside emergencies and income tax preparation services. As of December 31, 2004, DCAP operated 68 owned or franchised storefront locations.

Forward Looking Statements
Statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. More information about these factors can be found in DCAP’s latest Annual Report filed with Securities and Exchange Commission under Form 10-KSB. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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